UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

Veoneer, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)
+46 8 527 762 00
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note

On April 1, 2022, SSW HoldCo LP, a Delaware limited partnership (“SSW”) completed the acquisition of Veoneer, Inc., a Delaware corporation (“Veoneer” or the “Company”) pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of October 4, 2021 (the “Merger Agreement”), by and among the Company, QUALCOMM Incorporated, a Delaware corporation (“Qualcomm”), SSW and SSW Merger Sub Corp, a Delaware corporation and a wholly owned subsidiary of SSW (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Veoneer, with Veoneer surviving the Merger and becoming a wholly owned subsidiary of SSW (the “Merger”). It is anticipated that shortly following the Merger, Qualcomm will acquire from SSW, Veoneer’s Arriver business through a series of transactions including a merger of Veoneer with and into a subsidiary of Qualcomm.

At the effective time of the Merger (the “Effective Time”), except as otherwise provided in the Merger Agreement, each share of common stock, par value $1.00 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the closing (other than shares held by the Company, SSW, Merger Sub, any of their respective wholly owned subsidiaries and the dissenting shares) was converted into the right to receive $37.00 per share in cash, without interest and subject to any tax withholding required by applicable law (the “Merger Consideration”).

Veoneer’s non-employee directors, executive officers and employees hold various types of compensatory awards with respect to the Common Stock, which include restricted stock units (RSUs), performance-based restricted stock units (PSUs) and stock option awards. The Merger Agreement provides for the treatment with respect to such awards. For additional information regarding the Merger Agreement’s treatment of outstanding Company RSUs, PSUs and stock option awards, please see Veoneer’s definitive proxy statement on Schedule 14A filed with the SEC on November 15, 2021 which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on October 4, 2021, and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.
On April 1, 2022, in connection with the completion of the Merger, Veoneer notified the New York Stock Exchange (the“NYSE”) of the consummation of the Merger and requested that the NYSE delist the Common Stock and file with the SEC a notification of removal from listing on Form 25 to report that the Common Stock will no longer be listed on the NYSE. Trading of the Common Stock on the NYSE was suspended prior to the opening of trading on April 1, 2022.
Veoneer intends to file with the SEC a certification on Form15 under the Securities Exchange Act of 1934 (“Exchange Act”), requesting the termination of Veoneer’s Section 12 registration and reporting obligations under Section 13 of the Exchange Act and the suspension of Veoneer’s reporting obligations under Section 15(d)of the Exchange Act, in each case with respect to the Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of the Common Stock immediately prior to such time ceased to have any rights as stockholders of Veoneer (other than their right to receive Merger Consideration pursuant to the terms of the Merger Agreement). Holders of Veoneer’s Swedish Depository Receipts (“SDRs”) will be treated in accordance with the General Terms and Conditions for the SDRs.

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.
In connection with the Merger and at the Effective Time, a change in control of Veoneer occurred and Merger Sub has been merged with and into Veoneer, with Veoneer continuing as the surviving corporation and as a wholly owned subsidiary of SSW.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, each member of the board of directors of Veoneer immediately prior to the Effective Time ceased to be a director of Veoneer pursuant to the terms of the Merger Agreement. The members of the board of directors of Veoneer immediately prior to the Effective Time were Jan Carlson, Robert W. Alspaugh, Mark Durcan, James M. Ringler, Kazuhiko Sakamoto, Jonas Synnergren and Wolfgang Ziebart.
The board of directors of the surviving corporation effective as of, and immediately following, the Effective Time, will consist of the members of the board of directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. From and after the Effective Time, except as noted below, the officers of the Company at the Effective Time will be the officers of the surviving corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.
On April 1, 2022, Jan Carlson submitted his resignation as Chief Executive Officer of the Company and Lars Sjobring submitted his resignation as Executive Vice President Legal Affairs, General Counsel and Secretary of the Company, effective immediately, in each case under circumstances entitling the executive to severance under their respective severance and change in control agreements with the Company.
Effective as of April 1, 2022 and contingent upon the consummation of the Merger, Jacob Svanberg and Veoneer HoldCo, LLC (“HoldCo”) entered into an employment agreement, pursuant to which Mr. Svanberg will serve as Chief Executive Officer of Veoneer, Inc. and HoldCo (the “Employment Agreement”). Mr. Svanberg joined the Company in 2018 and has served as the Senior Vice President Product Area LiDAR since March 2021. He previously served as the Vice President, LiDAR Product Line from December 2020 to March 2021, as well as the Director of Corporate Development at Veoneer. Prior to joining Veoneer, Mr. Svanberg has had roles within Automotive Strategy and M&A, including Investment Banking at Morgan Stanley (mainly focused on Automotive/Auto-tech). The Employment Agreement provides for Mr. Svanberg to receive a base salary at the rate of SEK 6,300,000 per year and a target annual bonus opportunity of 45% of his base salary, based upon the achievement of performance goals established from year to year by the compensation committee of the board of directors of HoldCo.
Mr. Svanberg’s Employment Agreement may be terminated by HoldCo at any time with or without cause or by Mr. Svanberg with or without good reason (as such terms are defined in the Employment Agreement), subject to a mutual six-month notice requirement. If Mr. Svanberg’s employment is terminated by HoldCo other than for cause or if he resigns for good reason, then, in addition to receiving salary and benefits during the requisite notice period, he will be entitled to a lump sum severance payment equal to one and one-half times his then-current base salary.
The Employment Agreement prohibits Mr. Svanberg from competing with HoldCo for a period of twelve (12) months after termination unless (i) HoldCo terminates Mr. Svanberg’s employment for any reason other than for cause or (ii) Mr. Svanberg resigns for good reason. In consideration for such noncompetition covenant, HoldCo is obligated to make up to twelve (12) monthly payments equal to the difference between the executive’s monthly gross salary as of the date of his employment termination and any lower salary earned by the executive in any new employment, if any. The aggregate monthly payments are limited to a maximum of sixty percent (60%) of the gross salary earned as of the date of his employment termination, and HoldCo will cease making payments once such aggregate amount has been reached.

In addition, effective as of April 1, 2022 and contingent upon the consummation of the Merger, Mr. Svanberg received a retention grant from SSW, pursuant to which he may earn a retention bonus of SEK 13,702,500 payable within 120 days following a qualifying sale by SSW of the business lines for which he works, based on continued employment on the payment date.

Effective as of April 1, 2022 and contingent upon the consummation of the Merger, each of Messrs. Ray Pekar, Robert Bisciotti and Steven Rodé received retention grants from SSW. Pursuant to his retention grant, Mr. Pekar may earn a retention bonus of $904,800, payable within 120 days following a qualifying sale by SSW of both the Active Safety and Restraint Control Systems business lines, based on continued employment on the payment date, and will have the opportunity to receive an additional discretionary bonus of up to $1,200,000 based on contributions to the sale process and achievement of certain business goals. Pursuant to his retention grant, Mr. Bisciotti may earn a retention bonus of $1,035,518, payable within 120 days following a qualifying sale by SSW of the business line for which he works based on continued employment on the payment date, and will have the opportunity to receive an additional discretionary bonus of up to $1,000,000 based on contributions to the sale process and achievement of certain business goals. Pursuant to his retention grant, Mr. Rodé was granted a retention bonus of $977,910, payable within 120 days following a qualifying sale by SSW of the Restraint Control Systems business line based on continued employment on the payment date. In the event of Mr. Rodé’s qualifying retirement prior to the consummation of a qualifying sale, but at least 45 days after entering into signed agreements for such a qualifying sale, the retention amount will instead be $488,955.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, Veoneer’s Restated Certificate of Incorporation and Bylaws were amended and restated in their entirety to be the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, and are filed herewith as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

On April 1, 2022, Veoneer issued a press release announcing the completion of the acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As the Merger has now closed, Veoneer will no longer hold its 2022 Annual Meeting of Stockholders, which had been scheduled to be held virtually via Webcast on June 2, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 4, 2021, among Veoneer, Inc., QUALCOMM Incorporated, SSW HoldCo LP and SSW Merger Sub Corp (incorporated by reference to Exhibit 2.1 to Veoneer’s Current Report on Form 8-K filed with the SEC on October 4, 2021).

3.1	Amended and Restated Certificate of Incorporation of Veoneer.

3.2	Amended and Restated Bylaws of Veoneer.

99.1	Press release of Veoneer announcing completion of the Merger, dated April 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
VEONEER, INC.

By:	/s/ Ray Pekar
Name:	Ray Pekar
Title:	Chief Financial Officer

Date: April 1, 2022